EXHIBIT 10.1

AMENDMENT NO. 1 TO REINSURANCE AGREEMENT

This AMENDMENT NO. 1 TO REINSURANCE AGREEMENT, dated as of January 1, 2008, (“Amendment No. 1”) is by and between AMERICAN HERITAGE LIFE INSURANCE COMPANY (“Ceding Company”) and ALLSTATE LIFE INSURANCE COMPANY (“Reinsurer”).

WHEREAS, Ceding Company and Reinsurer entered into that certain Reinsurance Agreement effective December 31, 2004, (“Agreement”) whereby Reinsurer reinsures 100% of any and all liabilities of the Ceding Company under certain single premium deferred annuities, except for certain excluded liabilities.

WHEREAS, Ceding Company and Reinsurer now desire to amend the Agreement to also reinsure disability insurance issued by the Ceding Company, as provided herein.

NOW, THEREFORE, in consideration of the above stated premises and the promises and the mutual agreements set forth herein, the parties hereto agree as follows:

1.               Subject to receipt of all required regulatory approvals, this Amendment No. 1 shall be effective as of 12:01 a.m. January 1, 2008 (“Amendment No. 1 Effective Date”).

2.               Exhibit A is hereby replaced by the Exhibit A attached hereto.

3.               Article I, Paragraph F, is hereby replaced by the following:

F.                                      “Net Benefits” shall mean the actual amounts paid or incurred by the Ceding Company, less any amounts payable to Ceding Company by another reinsurer with respect to the Policies for all surrenders, withdrawals (full and partial), death benefits, disability benefits, annuitizations, and payments on supplemental contracts, net of Excluded Liabilities.

4.               Article I, Paragraph I, is hereby replaced by the following:

I.                                         “Policy” or “Policies” shall mean the policies and contracts described in Exhibit A which are underwritten or reinsured by the Ceding Company.

5.               The following paragraph is hereby added to Article V

Within forty-five (45) days of the latter of the Amendment No. 1 Effective Date or the date Ceding Company has received approval from all necessary regulatory authorities for Amendment No. 1 (“Amendment No. 1 Settlement Date”), assets consisting of cash and investments, accrued investment income, uncollected or deferred premiums and agent balances, and amounts recoverable from reinsurers net of unearned investment income, shall be transferred by Ceding Company to Reinsurer with a market value amount calculated as of the Amendment No. 1 Effective Date equal to the “Amendment No. 1 Net Statutory Liabilities” for the Policies reinsured under this Amendment No. 1.

“Amendment No. 1 Net Statutory Liabilities” is determined as “Total Liabilities” as currently included in Annual Statement page 3, line 28 attributable to the Policies ceded to Reinsurer under this Amendment No. 1.

Ceding Company shall also pay to Reinsurer interest on such amount at the rate of four percent (4%) per annum, simple rate, beginning on the Amendment No. 1 Effective Date and ending on the Amendment No. 1 Settlement Date.

6.               Article VI, Paragraph B (c), is hereby replaced with the following:

(c)                      equals insurance taxes, licenses and fees (including allocated taxes, licenses and fees, but excluding income taxes) paid or incurred by Ceding Company with respect to the Policies.

7.               Article VI, Paragraph B (f), is hereby replaced with the following:

(f)                        equals general insurance expenses (including allocated expenses) paid or incurred by Ceding Company with respect to the Policies.

8.               The following Article XVI is hereby added to the Agreement:

ARTICLE XVI

RECAPTURE

1.               If a Policy reinsured under this Agreement later fails to meet the definition of a “Policy” as specified in Exhibit A and thereby becomes ineligible for reinsurance under this Agreement, the Policy will be immediately recaptured by Ceding Company.

2.               Ceding Company shall notify Reinsurer of any such recapture.

3.               Upon receiving notice of recapture, Reinsurer shall pay to Ceding Company an amount equal to the Net Statutory Liabilities associated with the recaptured Policy.  This amount will be determined as of the end of the month following the date of recapture.

4.               Within ninety (90) days following the recapture by Ceding Company of any business ceded to another reinsurer, Ceding Company shall pay to Reinsurer assets with statutory book value equal to (a) x [1+(b)(c)/365], where (a) through (c) are as defined below.

(a)                                  equals Net Statutory Liabilities attributable to the Policies recaptured.  The applicable portion of these items will be calculated as of the end of the month following the date of recapture.

(b)                                 equals the annual rate of interest based on Ceding Company’s general account statutory financial statement as filed with the Florida Insurance Department as of the end of the calendar year immediately preceding the date of recapture, calculated as (i) divided by (ii) where:

(i)                                     The amount on Page 4, line 3 (Net Investment Income).

(ii)                                  The mean assets over the year calculated as the sum of Page 2, line 10 (Subtotals, cash and invested assets) Current Year and Page 2, line 10 Prior Year, the quantity divided by 2.

(c)                                  equals the number of days between the end of the month following the date of recapture and the date when payment is made.

9.                           Initially capitalized terms not otherwise defined herein shall have the same meaning set forth in the Agreement

Except as expressly provided herein, all other terms, covenants, and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to Reinsurance Agreement to be duly executed by their respective officers on the dates shown below.

AMERICAN HERITAGE LIFE INSURANCE COMPANY

By:	/s/ Samuel H. Pilch

Title:	Group Vice President

Date:	January 4, 2008

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Samuel H. Pilch

Title:	Group Vice President

Date:	January 4, 2008

EXHIBIT A

ELIGIBLE AND INELIGIBLE POLICIES

1.               For the period 11:59 p.m. December 31, 2004 up to, but not including, 12:01 am January 1, 2008, “Policy” or “Policies” shall mean only single premium deferred annuities with form number A — DO31(11.99) issued by the Ceding Company.

2.               For the period beginning on 12:01 a.m. January 1, 2008, “Policy” or “Policies” means all individual disability policies regardless of form number and single premium deferred annuities with form number A — DO31(11.99) issued by the Ceding Company.  Provided, however, that all credit and group disability policies and certificates issued by the Ceding Company are specifically excluded from the definition of “Policy” or “Policies”.